EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


     The following list sets forth the name of the Registrant and each of its subsidiaries, the states or other jurisdictions under which they are organized, and the percentage ownership of the voting securities of each corporation by its immediate parent.

Name of Corporation and State                  Percentage of voting securities
    under which organized                         owned by immediate parent
------------------------------                 -------------------------------
F&M Bancorp (MD)                                                     --
    Farmers and Mechanics National Bank (U.S.)                     100%
        Key Holdings, Inc. (MD)                                    100%
            Monocacy Center Associates L.P. (VA)                    60%
        Key Management, Inc. (DE)                                  100%
        Maryland General Insurance Agency (MD)                     100%
    Home Federal Savings Bank (U.S.)                               100%
        Family Home Insurance Agency, Inc., (MD)                   100%
        Home Appraisals, Inc. (MD)                                 100%
            TJW Associates, Inc. (MD)                              100%
        RLC Associates, Inc. (MD)                                  100%
        CLC Associates, Inc. (MD)                                  100%
            Keystone General Partnership (MD)                       80%
        Ronald Harris Parker & Associates, Inc. (MD)               100%
        Galloway Holdings, LLC (NJ)                              30.79%
    DMP, Inc. (MD)                                                 100%
